EXHIBIT 10.2 (a)

FORM OF

RESTRICTED STOCK AGREEMENT
FROZEN FOOD EXPRESS INDUSTRIES, INC.
2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

AGREEMENT made as of _______________, by and between Frozen Food Express Industries, Inc. (“Company”) and __________________________(“Award Recipient”):

WHEREAS, the Company maintains the Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan (“Plan”) under which members of the Company’s Board of Directors (“Board”) may receive awards of shares of restricted common stock, $1.50 par value, of the Company;

WHEREAS, pursuant to the Plan, the Board has awarded to the Award Recipient shares of restricted stock conditioned upon the execution by the Company and the Award Recipient of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award in accordance with the Plan;

THEREFORE, in consideration of the mutual promise(s) and covenant(s) contained herein, it is hereby agreed as follows:

1.  AWARD OF STOCK. Under the terms of the Plan, the Board has awarded to the Award Recipient a restricted stock award on ________________ (“Award Date”), covering _____________________________ shares of common stock (the “Shares”) subject to the terms, conditions, and restrictions set forth in this Agreement.

2.  CERTIFICATES. The certificate(s) evidencing the award shall be registered on the Company's books in the name of the Award Recipient as of the Award Date. Physical possession or custody of such certificate(s) shall be retained by the Company until such time as they are vested (i.e., the restriction period lapses). Except to the extent the award has vested in accordance with this agreement, the certificate(s) evidencing the award shall bear the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan and an agreement entered into between the registered owner and Frozen Food Express Industries, Inc. A copy of such plan and agreement is on file in the office of the Secretary of Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247."

Additionally, the Award Recipient understands and agrees that he is acquiring the restricted stock in a transaction that has not been registered under the Securities Act of 1933, as amended, or any state securities laws and without a view to the distribution thereof in violation of applicable securities laws, and the certificate evidencing the award may contain a legend providing that:

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

During the restriction period, except as otherwise provided in Paragraph 3 of this Agreement, the Award Recipient shall be entitled to all rights of a stockholder of the Company, including the right to receive dividends with respect to such Shares.

3.  AWARD RESTRICTIONS. The restricted stock shall vest in accordance with the schedule set forth below, provided that the Award Recipient continues to serve as a member of the Board on each vesting date:

Date	Percentage of Shares Vested
One Year after the Award Date	33%
Two Years after the Award Date	66%
Three Years after the Award Date	100%

During the restriction period, the restricted Shares which are not vested are not transferable by the Award Recipient by means of sale, assignment, exchange, pledge, or otherwise.

(i)  ACCELERATED VESTING OF RESTRICTED SHARES. If the Award Recipient should die while serving as a member of the Board, the restricted stock award, to the extent not already vested, shall vest in full as of the date of his or her death. Termination of the Award Recipient's service as a member of the Board for any other reason shall result in forfeiture of the award on the date of termination to the extent not vested.

4.  TAXES. The Award Recipient shall be responsible for the reporting and payment of taxes owed with respect to the restricted stock award. The parties agree that, on the Award Date, the fair market value of each Share of restricted stock was $_____.

5.  ADMINISTRATION. The Board shall have full authority and discretion, (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Board determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.

6.  NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or this Agreement shall confer on an Award Recipient any right to continue to serve as a member of the Board of the Company.

7.  AMENDMENT(S). This Agreement shall be subject to the terms of the Plan as amended except that the award that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of the award without the Award Recipient's written consent.

8.  FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

9.  GOVERNING LAWS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

10.  SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs and permitted successors and assigns of the respective parties.

11.  NOTICES. Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas 75247
Attention: President or Secretary;

or to such other address as the Company maintains as its principal executive offices.

12.  ENTIRE AGREEMENT. This Agreement and the Plan contain the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. In the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan including, without limitation, those with respect to powers of the Board, shall prevail and be controlling. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: _____________________________________
Its: Chairman of the Board

___________________________________________
Award Recipient
Address: